Exhibit 99.1

Contacts:
ACADIA Pharmaceuticals Inc.
Steve Davis, Executive Vice President,
Chief Financial Officer and Chief Business Officer
Lisa Barthelemy, Director of Investor Relations
(858) 558-2871

ACADIA PHARMACEUTICALS REPORTS
SECOND QUARTER 2014 FINANCIAL RESULTS

SAN DIEGO, CA August 5, 2014 – ACADIA Pharmaceuticals Inc. (NASDAQ: ACAD), a biopharmaceutical company focused on the development and commercialization of innovative medicines that address unmet medical needs in neurological and related central nervous system disorders, today announced its unaudited financial results for the second quarter ended June 30, 2014.

ACADIA reported a net loss of $21.5 million, or $0.22 per common share, for the second quarter of 2014 compared to a net loss of $9.1 million, or $0.11 per common share, for the second quarter of 2013. Net losses for the second quarters of 2014 and 2013 included $4.3 million and $1.1 million, respectively, in non-cash, stock-based compensation expense. For the six months ended June 30, 2014, ACADIA reported a net loss of $39.3 million, or $0.41 per common share, compared to a net loss of $15.2 million, or $0.19 per common share, for the comparable period of 2013. Net losses for the six-month periods ended June 30, 2014 and 2013 included $7.5 million and $1.6 million, respectively, in non-cash, stock-based compensation expense.

At June 30, 2014, ACADIA’s cash, cash equivalents, and investment securities totaled $354.5 million compared to $185.8 million at December 31, 2013. This increase was primarily due to $196.8 million in net proceeds raised from a public offering of common stock in March 2014, offset in part by cash used to fund ACADIA’s operations.

“During the first half of the year, we continued to make important progress in advancing our lead program with pimavanserin toward registration, significantly strengthened our financial position through a follow-on offering, and made key additions to our team, including the recent appointment of Steve Davis as our Executive Vice President, Chief Financial Officer and Chief Business Officer,” said Uli Hacksell, Ph.D., ACADIA’s Chief Executive Officer. “This is an exciting time as we focus on the planned submission of our NDA for pimavanserin in Parkinson’s disease psychosis near the end of this year and continue building the commercial infrastructure necessary to support the planned launch of pimavanserin. Given the demonstrated antipsychotic effects, benefits on sleep, and favorable safety profile we’ve observed in the clinic to date, we are also very excited about the opportunity to advance pimavanserin in other indications. To that end, we continue to advance enrollment of our ongoing Phase II study of pimavanserin in Alzheimer’s disease psychosis and prepare for additional studies to evaluate the clinical utility of pimavanserin in other areas of significant unmet medical need.”

Research and development expenses increased to $13.8 million for the second quarter of 2014, including $1.1 million in stock-based compensation expense, from $7.1 million for the comparable quarter of 2013, including $473,000 in stock-based compensation expense. This increase was primarily due to an increase of $5.0 million in external service costs, including costs associated with NDA-enabling clinical and manufacturing activities in our pimavanserin development program. Increases in costs associated with our expanded research and development organization, including $820,000 in increased personnel costs and $616,000 in increased stock-based compensation expense, also contributed to the quarter-over-quarter increase.

General and administrative expenses increased to $8.0 million for the second quarter of 2014, including $3.2 million in stock-based compensation expense, from $2.5 million for the comparable quarter of 2013, including $591,000 in stock-based compensation expense. This increase was primarily due to $2.6 million in increased stock-based compensation expense, including $1.1 million in stock-based compensation expense associated with the retirement of our former Chief Financial Officer.  Also contributing to the quarter-over-quarter increase in general and administrative expenses was a $2.0 million increase in external service costs largely related to ACADIA’s preparations for the planned launch of pimavanserin and $559,000 in increased personnel costs.

Conference Call and Webcast Information
ACADIA management will review its second quarter financial results and development programs via conference call and webcast later today at 5:00 p.m. Eastern Time. The conference call may be accessed by dialing 866-578-5771 for participants in the United States or Canada and 617-213-8055 for international callers (reference passcode 94851179). A telephone replay of the conference call may be accessed through August 19, 2014 by dialing 888-286-8010 for callers in the United States or Canada and 617-801-6888 for international callers (reference passcode 56603137). The conference call also will be webcast live on ACADIA’s website, www.acadia-pharm.com, under the investors section and will be archived there through August 19, 2014.

About ACADIA Pharmaceuticals
ACADIA is a biopharmaceutical company focused on the development and commercialization of innovative medicines that address unmet medical needs in neurological and related central nervous system disorders. ACADIA has a pipeline of product candidates led by pimavanserin, for which we have reported positive Phase III trial results in Parkinson’s disease psychosis and which has the potential to be the first drug approved in the United States for this disorder. We are currently completing NDA-enabling clinical and manufacturing activities for pimavanserin and are planning to submit an NDA with the FDA near the end of 2014. Pimavanserin is also in Phase II development for Alzheimer’s disease psychosis and has successfully completed a Phase II trial in schizophrenia. ACADIA also has clinical-stage programs for chronic pain and glaucoma in collaboration with Allergan, Inc. and two preclinical programs directed at Parkinson’s disease and other neurological disorders. All product candidates are small molecules that emanate from internal discoveries. ACADIA maintains a website at www.acadia-pharm.com to which we regularly post copies of our press releases as well as additional information and through which interested parties can subscribe to receive e-mail alerts.

Forward-Looking Statements
Statements in this press release that are not strictly historical in nature are forward-looking statements. These statements include but are not limited to statements related to the timing of the submission of an NDA for pimavanserin, the potential for pimavanserin to be the first drug approved in the United States for Parkinson’s disease psychosis and the potential timing of such approval, if approved at all; ACADIA’s ongoing pre-commercial activities and plans to commercially launch pimavanserin; the progress, timing and results of ACADIA’s drug discovery and development programs, either alone or with a partner, including the progress and expected timing of clinical trials, and the clinical utility to be derived from ACADIA’s product candidates, including the potential benefits of pimavanserin seen in clinical trials for Parkinson’s disease psychosis to be applicable to other indications, including Alzheimer’s disease psychosis and other indications in which it has not yet been studied; and the progress of ACADIA’s NDA-enabling clinical and manufacturing activities. These statements are only predictions based on current information and expectations and involve a number of risks and uncertainties. Actual events or results may differ materially from those projected in any of such statements due to various factors, including the risks and uncertainties inherent in drug discovery, development, approval, and commercialization, and collaborations with others, and the fact that past results of clinical trials may not be indicative of future trial results. For a discussion of these and other factors, please refer to ACADIA’s annual report on Form 10-K for the year ended December 31, 2013 as well as ACADIA’s subsequent filings with the Securities and Exchange Commission. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. This caution is made under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. All forward-looking statements are qualified in their entirety by this cautionary statement and ACADIA undertakes no obligation to revise or update this press release to reflect events or circumstances after the date hereof, except as required by law.

ACADIA PHARMACEUTICALS INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share amounts)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2014	2013	2014	2013

Collaborative revenues	$28	$451	$58	$868

Operating expenses
Research and development (includes stock-based compensation expense of $1,089, $473, $2,095, and $727, respectively)	13,799	7,112	25,467	11,542
General and administrative (includes stock-based compensation expense of $3,242, $591, $5,398, and $919, respectively)	7,952	2,496	14,272	4,647
Total operating expenses	21,751	9,608	39,739	16,189
Loss from operations	(21,723)	(9,157)	(39,681)	(15,321)
Interest income, net	228	76	358	117
Net loss	$(21,495)	$(9,081)	$(39,323)	$(15,204)
Net loss per common share, basic and diluted	$(0.22)	$(0.11)	$(0.41)	$(0.19)
Weighted average common shares outstanding, basic and diluted	99,048	83,410	96,042	81,105

ACADIA PHARMACEUTICALS INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)
(Unaudited)

	June 30, 2014	December 31, 2013(1)

Assets
Cash, cash equivalents, and investment securities	$354,453	$185,790
Prepaid expenses, interest, and other receivables	4,401	2,570
Total current assets	358,854	188,360
Other non-current assets	611	758
Total assets	$359,465	$189,118
Liabilities and stockholders’ equity
Total liabilities	$9,357	$6,987
Stockholders’ equity	350,108	182,131
Total liabilities and stockholders’ equity	$359,465	$189,118

(1)   The condensed consolidated balance sheet at December 31, 2013 has been derived from the audited financial statements at such date but does not include all of the information and footnotes required by accounting principles generally accepted in the United States for complete financial statements.